EXHIBIT 99.2

American Resources Corporation Reduces Debt by Over $9 Million

Company’s largest convertible debt holder becomes the largest equity holder with conversion of debt

February 6, 2023 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / February 6, 2023 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of rare earth and critical elements, carbon and advanced carbon materials, announces that its final convertible debt holder, Golden Properties Ltd. has elected to convert all of their Senior Convertible Debentures due March 31, 2023 to shares of class A common stock of the Company in a move that reduces the debt of the Company by over $9 million and eliminate the last of the Company’s convertible debt.

Golden Properties Ltd., an early shareholder and consistent supporter of the Company, will increase its long-term equity position in the Company’s common stock through the conversion of the balance of its convertible debt, amounting to approximately $9.9 million, and resulting in approximately 9.4 million shares issued to the shareholder. Golden Properties was an original investor in American Resources Corporation and has increased its ownership steadily over time through additional investment.

Mark Jensen, CEO of American Resources Corporation commented, “We have always had a great working relationship with Golden Properties Ltd., and they have always been a long-term shareholder of our company since inception. We recently came to an agreement to increase their equity stake in American Resources Corporation through this conversion of their convertible debt to common stock, which allows us to not only further strengthen the capitalization structure of the Company by significantly reducing its debt outstanding, but also showcases the confidence in our Company by materially increasing their equity position. Since the start, Golden Properties have always demonstrated that they are a long-term shareholder of the Company and truly aligned with the other shareholders.”

American Resources continues to focus on running efficient streamlined operations in being a new-aged supplier of raw materials to the infrastructure and electrification marketplace in the most sustainable of ways, while also helping the world achieve its goals of carbon neutrality. By operating with low or no legacy costs and having one of the largest and most innovative growth pipelines in the industry, American Resources Corporation works to maximize value for its investors by positioning its large asset base and controlled intellectual property to best fit a new-aged economy, while being able to scale its operations to meet the growth of the markets it serves.

1

About American Resources Corporation

American Resources Corporation (NASDAQ:AREC) is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. Through its wholly owned subsidiary, ReElement Technologies, American Resources is redefining how critical and rare earth elements are both sourced and processed while focusing on the recycling of end-of-life products such as rare earth permanent magnets and lithium-ion batteries, as well as coal-based waste streams and byproducts. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Investor Contact:

JTC Team, LLC

Jenene Thomas

833-475-8247

arec@jtcir.com

RedChip Companies Inc.

Todd McKnight

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance and Communications

317-855-9926 ext. 0

investor@americanresourcescorp.com

2